As filed with the Securities and Exchange Commission on February 29, 2012         Registration No. ______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TESSCO TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	52-0729657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11126 McCormick Road, Hunt Valley, Maryland	21031
(Address of principal executive offices)	(Zip Code)

TESSCO TECHNOLOGIES INCORPORATED
SECOND AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN
(Full title of the plan)

David M. Young
Senior Vice President and Chief Financial Officer
11126 McCormick Road
Hunt Valley, Maryland  21031
(Name and address of agent for service)

(410) 229-1000
(Telephone number, including area code, of agent for service)

with a copy to:

Douglas M. Fox, Esquire
Ballard Spahr LLP
18th Floor
300 East Lombard Street
Baltimore, Maryland  21202-3268

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑

Non−accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	690,000 shares	$18.38	$12,682,200	$1,453.38

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock, par value $0.01 per share (the “Common Stock”) of TESSCO Technologies Incorporated (the “Registrant”) issuable in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee.  In accordance with Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low prices reported for the Common Stock on the NASDAQ Global Market on February 27, 2012.

(3)	Calculated under Section 6(b) of the Securities Act as .0001146 of the aggregate offering price.

PART II -

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

TESSCO Technologies Incorporated (the “Registrant”) is filing this registration statement to register an additional 690,000 shares of its common stock, par value $0.01 per share (“Common Stock”), for issuance under the TESSCO Technologies Incorporated Second Amended and Restated 1994 Stock and Incentive Plan, as amended from time to time (the “Plan”).  The increase in the number of shares authorized for issuance under the Plan as well as certain other amendments to the Plan described in the Registrant’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “Commission”) on June 10, 2011, were approved by the Registrant’s shareholders on July 21, 2011.  The Registrant previously filed registration statements on Form S-8 on December 7, 1994 (Reg. No. 33-87178), August 12, 2004 (Reg. No. 333-118177) and April 24, 2009 (Reg. No. 333-158758) covering an aggregate of 2,863,125 split adjusted shares of the Registrant’s Common Stock authorized for issuance under the Plan, as existing from time to time.  Upon the effectiveness of this Registration Statement, an aggregate of 3,553,125 shares will have been registered for issuance from time to time under the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.  In this regard, it is noted that the earlier registration statements included not only shares of Common Stock but also attached preferred stock purchase rights (defined therein as “Rights”) issued pursuant to a Rights Agreement, dated as of February 1, 2008, between the Registrant and Mellon Investor Services, LLC, as rights agent.  A First Amendment to Rights Agreement, dated as of April 26, 2010, provided for the expiration of all Rights issued under the Rights Agreement.  Accordingly, no such rights remain issued and outstanding, nor are any such rights attached to the Common Stock registered thereunder or hereunder.  The aforesaid First Amendment to Rights Agreement, together with the Certificate of Elimination filed on April 26, 2010 with the Secretary of State of Delaware to eliminate the shares of preferred stock to which the Rights attached, are attached as exhibits hereto.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed or to be filed by the Registrant with the Commission, are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 27, 2011, filed with the Commission on May 24, 2011;

•
the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2011, filed with the Commission on August 5, 2011, the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2011, filed with the Commission on November 2, 2011 and the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 25, 2011, filed with the Commission on February 3, 2012;

•
all other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant’s most recent fiscal year ended March 27, 2011 (except for any reports, or portions of reports, that are not deemed “filed” with the Commission); and

•
the description of the Common Stock of the Registrant contained in its Registration Statement on Form S-1, and amendments thereto (File No. 33-82834), which is incorporated by reference into its Registration Statement on Form 8-A (File No. 0-24746) filed by the Registrant pursuant to the Exchange Act.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  The Registrant is not, however, incorporating by reference any documents, or portions of documents, that are not deemed “filed” with the Commission.

ITEM 8.                      EXHIBITS.

Exhibit
Number                      Description

3.1.1
Certificate of Elimination of Series A Junior Participating Preferred Stock of the Company filed on April 26, 2010 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 26, 2010).

3.2.1	Sixth Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 28, 2011).

3.2.2
First Amendment to Sixth Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 22, 2011).

4.1.1
First Amendment to Rights Agreement, dated as of April 26, 2010, between the Registrant and Mellon Investor Services, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 26, 2010).

4.1.2
First Amendment to Second Amended and Restated 1994 Stock and Incentive Plan of TESSCO Technologies Incorporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 22, 2011).

5.1	Opinion of Ballard Spahr LLP (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP (filed herewith).

23.2	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Hunt Valley, Maryland, on February 29, 2012.

TESSCO TECHNOLOGIES INCORPORATED

By:           /s/David M. Young
Name:      David M. Young
Title:        Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Barnhill, Jr. and David M. Young, and each of them, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert B. Barnhill, Jr.	President, Chief Executive Officer	February 29, 2012
Robert B. Barnhill, Jr.	and Chairman of the Board
(principal executive officer)

/s/ David M. Young	Senior Vice President and	February 29, 2012
David M. Young	Chief Financial Officer
(principal financial and accounting officer)

/s/ John D. Beletic	Director	February 29, 2012
John D. Beletic

/s/ Jay G. Baitler	Director	February 29, 2012
Jay G. Baitler

/s/ Benn R. Konsynski	Director	February 29, 2012
Benn R. Konsynski

/s/ Daniel Okrent	Director	February 29, 2012
Daniel Okrent

/s/ Dennis J. Shaughnessy	Director	February 29, 2012
Dennis J. Shaughnessy

/s/ Morton F. Zifferer, Jr.	Director	February 29, 2012
Morton F. Zifferer, Jr.

EXHIBIT INDEX

Exhibit
Number                      Description

3.1.1
Certificate of Elimination of Series A Junior Participating Preferred Stock of the Company filed on April 26, 2010 in the Office of the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 26, 2010).

3.2.1	Sixth Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 28, 2011).

3.2.2
First Amendment to Sixth Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 22, 2011).

4.1.1
First Amendment to Rights Agreement, dated as of April 26, 2010, between the Registrant and Mellon Investor Services, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 26, 2010).

4.1.2
First Amendment to Second Amended and Restated 1994 Stock and Incentive Plan of TESSCO Technologies Incorporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 22, 2011).

5.1	Opinion of Ballard Spahr LLP (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP (filed herewith).

23.2	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page to this Registration Statement).